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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on NHP Real Estate Companies (as defined in Note 1) dated May 5, 1997 (except with respect to the matters discussed in Note 17 and "Investment in Real Estate Partnerships" in Note 1, as to which the dates are June 3, 1997 and October 21, 1997, respectively), and our report on NHP Southwest Partners, L.P. dated April 11, 1997 (except with respect to the matters discussed in Note 7 and Note 3 as to which the dates are June 3, 1997 and October 21, 1997, respectively), each included in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO").

We further consent to the incorporation by reference of our reports into AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (No. 333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all previously filed with the Securities and Exchange Commission.


                                           /s/ Arthur Andersen LLP


Washington, D.C.
October 21, 1997